UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional materials
☐	Soliciting Material Pursuant To § 240.14a-12
SUPERCONDUCTOR TECHNOLOGIES INC.
(Name of Registrant as Specified in Its Charter)
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      ☐       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2011

To Our Stockholders:

The Annual Meeting of Stockholders (our “Annual Meeting”) of Superconductor Technologies Inc. will be held on Wednesday, May 11, 2011, at 11:00 a.m., local time, at our offices at 460 Ward Drive, Santa Barbara, California 93111 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class 1 directors to hold office until our 2014 Annual Meeting of Stockholders and until their successors are elected and qualified;

2. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2011; and

3. To transact such other business as may properly come before our Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only stockholders of record at the close of business on April 4, 2011 are entitled to notice of and to vote at our Annual Meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our Annual Meeting for a period of ten days prior to the Annual Meeting.

All stockholders are urged to attend our Annual Meeting in person or vote by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND OUR ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT OUR ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. The proxy is revocable at any time prior to its exercise and will not affect your right to vote in person in the event you attend our Annual Meeting.

By Order of the Board of Directors,

Jeffrey A. Quiram
President and Chief Executive Officer

Santa Barbara, California
April 7, 2011

Important Notice Regarding Availability of Proxy Materials for the 2011
Annual Meeting of Stockholders to be Held on May 11, 2011

Our Proxy Statement, Annual Report on Form 10-K, and proxy card are available on the Internet at http://www.proxyvote.com and at the “SEC Filings” section under the “Investors” tab on our corporate website at http://www.suptech.com.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2011
INTRODUCTION
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF CLASS 1 DIRECTORS
CORPORATE GOVERNANCE AND BOARD MEETINGS AND COMMITTEES
NON-EMPLOYEE DIRECTOR COMPENSATION
DIRECTORS AND EXECUTIVE OFFICERS
VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
PROPOSAL TWO
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TRANSACTIONS WITH RELATED PERSONS
ANNUAL REPORT TO STOCKHOLDERS
OTHER MATTERS

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2011
460 Ward Drive
Santa Barbara, California 93111-2310
(805) 690-4500

INTRODUCTION

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Superconductor Technologies Inc. (our “Board”) for use in connection with our Annual Meeting of Stockholders to be held on Wednesday, May 11, 2011, beginning at 11:00 a.m., local time, at our offices located at 460 Ward Drive, Santa Barbara, California 93111, and at any and all adjournments or postponements thereof (our “Annual Meeting”). At our Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: (i) the election of two Class 1 directors to hold office until our 2014 Annual Meeting of Stockholders and until their successors are elected and qualified; (ii) the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for 2011; and (iii) the transaction of such other business as may properly come before our Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 7, 2011.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Only holders of record of our common stock at the close of business on April 4, 2011 (the “Record Date”) are entitled to notice of our Annual Meeting and to vote at our Annual Meeting. As of the Record Date, we had 33,023,687 shares of our common stock issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary, at or before the taking of the vote at our Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending our Annual Meeting and voting in person.

Voting and Solicitation

Each share of our common stock is entitled to one vote on all matters presented at our Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed unrevoked proxies will be voted: (i) FOR the election of the two nominees for Class 1 directors, and (ii) FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for 2011. No other business is expected to come before our Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed proxy card will vote such proxy in accordance with the recommendation of our Board.

If you will not be able to attend our Annual Meeting to vote in person, please vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope. To vote by Internet, go to www.proxyvote.com and to vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have your 12-digit control number located on your proxy card. Please do not return the enclosed paper ballot if you are voting by Internet or telephone.

We intend to solicit proxies primarily by mail. However, directors, officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, in person or otherwise to solicit proxies. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserve the option to do so. All expenses incurred in connection with this solicitation will be borne by us. We request that brokerage houses, nominees, custodians, fiduciaries and other like parties forward the soliciting materials to the underlying beneficial owners of our common stock. We will reimburse reasonable charges and expenses in doing so.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at our Annual Meeting is the holders of a majority of the stock issued and outstanding on the Record Date and entitled to vote at our Annual Meeting, present in person or by proxy.

Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at our Annual Meeting with respect to such matter.

We believe that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal (other than the election of directors).

Broker non-votes are shares held in street name for which a broker returns a proxy card but indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. We count broker non-votes for the purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal requiring solely a majority of shares voted.

If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, then your shares will be voted as you direct. If you do not give instructions, then for the ratification of the independent registered public accounting firm, the broker may vote your shares in its discretion, but for the election of directors the broker may not be entitled to vote your shares at all.

Deadline for Receipt of Stockholder Proposals for 2012 Annual Meeting of Stockholders

Pursuant to Rule 14a-8 of the Securities and Exchange Commission (“SEC”), proposals by eligible stockholders that are intended to be presented at our 2012 Annual Meeting of Stockholders must be received by our Corporate Secretary at Superconductor Technologies Inc., 460 Ward Drive, Santa Barbara, California 93111 not later than December 9, 2011 in order to be considered for inclusion in our proxy materials.

Stockholders intending to present a proposal at our 2012 Annual Meeting of Stockholders must comply with the requirements and provide the information set forth in our amended and restated bylaws. Under our bylaws, a stockholder’s proposal must be timely received, which means that a proposal must be delivered to or mailed to our Secretary not less than 90 days prior to the meeting; provided that if less than 100 days notice or prior public disclosure of the meeting is given to stockholders, then notice by a stockholder, to be timely received, must be received by our Secretary not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

PROPOSAL ONE
ELECTION OF CLASS 1 DIRECTORS

Our Board currently consists of six directors divided into three classes — Class 1 (Mr. Quiram and Mr. Kaplan), Class 2 (Mr. Horowitz and Mr. Davis) and Class 3 (Mr. Vellequette and Mr. Lockton) — with the directors in each class holding office for staggered terms of three years each and until their successors have been duly elected and qualified. Class 1 directors will be elected at our Annual Meeting. The nominees for election as the Class 1 directors are Mr. Quiram and Mr. Kaplan. Each Class 1 director will serve until our 2014 Annual Meeting of Stockholders and until his successor is elected and qualified. Assuming the nominees are elected, we will have six directors serving as follows:

Class 1 directors: Jeffrey A. Quiram, Martin A. Kaplan	Terms expire at our 2014 annual meeting of stockholders.
Class 2 directors: Lynn J. Davis, Dennis J. Horowitz	Terms expire at our 2012 annual meeting of stockholders.
Class 3 directors: John D. Lockton, David W. Vellequette	Terms expire at our 2013 annual meeting of stockholders.

The accompanying proxy card grants the proxy holder the power to vote the proxy for substitute nominees in the event that any nominee becomes unavailable to serve as a Class 1 director. Management presently has no knowledge that any nominee will refuse or be unable to serve as a Class 1 director for the prescribed term.

Required Vote

Directors are elected by a “plurality” of the shares voted. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, two directors). Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes also will not have any effect on the outcome of the election of the directors.

Board Recommendation

Our Board Recommends a Vote “For” Mr. Quiram and “For” Mr. Kaplan.

CORPORATE GOVERNANCE AND BOARD MEETINGS AND COMMITTEES

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•	Our Board has determined that all of our directors, other than Mr. Quiram, are independent as defined by the rules of the SEC and The NASDAQ Stock Market (“NASDAQ”). Our Audit Committee, Compensation Committee and Governance and Nominating Committee each consists entirely of independent directors under the rules of the SEC and NASDAQ.

•	We have a Code of Business Conduct and Ethics for all of our employees, including our Chief Executive Officer and Chief Financial Officer. If we amend any provision of our Code of Business Conduct and Ethics that applies to our Chief Executive Officer or Chief Financial Officer (or any persons performing similar functions), or if we grant any waiver (including an implicit waiver) from any provision of our Code of Business Conduct and Ethics to our Chief Executive Officer or Chief Financial Officer (or any persons performing similar functions), we will disclose those amendments or waivers on our website at www.suptech.com/Investors/Corporate Governance/Amendments and Waivers to the Code of Conduct within four business days following the date of the amendment or waiver.

•	Our Audit Committee reviews and approves all related-party transactions.

•	As part of our Code of Business Conduct and Ethics, we have made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. Our Audit Committee receives directly, without management participation, all hotline activity reports concerning accounting, internal controls or auditing matters.

Board Leadership Structure and Role in Risk Oversight

Our Board’s current policy is to separate the role of Chairman of our Board and Chief Executive Officer. Our Board believes that this structure combines accountability with effective oversight. This structure also allows us to benefit from the experience and knowledge of our Chairman, who has been on our board since 2002, while reflecting the responsibilities and contributions of our Chief Executive Officer. In addition, we believe that the independence of our Chairman provides additional oversight over the decisions of our management and places additional control in the hands of our independent directors.

Our Board is actively involved in overseeing our risk management through our Audit Committee. Under its charter, our Audit Committee is responsible for inquiring of management and our independent auditors about significant areas of risk or exposure and assessing the steps management has taken to minimize such risks. Our Board’s role in risk oversight has not affected our Board’s determination that the separation of roles of Chairman and Chief Executive Officer is most appropriate for our company.

Stockholder Communications with Directors

Stockholders who want to communicate with our Board or with a particular director or committee may send a letter to our Secretary at Superconductor Technologies Inc., 460 Ward Drive, Santa Barbara, California 93111. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of our Board or just certain specified individual directors or a specified committee. The Secretary will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened.

Attendance at Annual Meetings of Stockholders

We expect that all of our Board members attend our Annual Meetings of Stockholders in the absence of a showing of good cause for failure to do so. All of the members of our Board except for one attended our 2010 Annual Meeting of Stockholders.

Board Meetings and Committees

During 2010, each of our directors attended at least 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of meetings of the committees on which the director served.

Board of Directors

Our Board held a total of seven meetings during 2010. Our Board has four standing committees — an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (our “Audit Committee”), a Corporate Development Committee (our “Corporate Development Committee”), a Compensation Committee (our “Compensation Committee”) and a Governance and Nominating Committee (our “Nominating Committee”). Our Audit Committee, Corporate Development Committee, Compensation Committee and Nominating Committee each have a charter, which is available at the “Corporate Governance” section under the “Investors” tab on our website at www.suptech.com.

Audit Committee

The principal functions of our Audit Committee are to hire our independent public auditors, to review the scope and results of the year-end audit with management and the independent auditors, to review our accounting principles and our system of internal accounting controls and to review our annual and quarterly reports before filing them with the SEC. Our Audit Committee met eight times during 2010. The current members of our Audit Committee are Messrs. Horowitz (Chairman), Lockton, Davis and Vellequette.

Our Board has determined that all members of our Audit Committee are “independent” as defined under the rules of the SEC and the listing standards of NASDAQ. Our Board has determined that Mr. Vellequette is an “audit committee financial expert.”

Corporate Development Committee

Our Corporate Development Committee assists our Board in fulfilling its responsibilities to our stockholders relative to the review, evaluation and approval of certain strategic transactions. Our Corporate Development Committee met two times during 2010. The current members of our Corporate Development Committee are Messrs. Vellequette (Chairman), Kaplan and Horowitz.

Compensation Committee

Our Compensation Committee reviews and approves salaries, bonuses and other benefits payable to the executive officers and administers our management incentive plan. Our Compensation Committee makes all compensation decisions with respect to our Chief Executive Officer and makes recommendations to our Board regarding non-equity compensation and equity awards to our other named executive officers (set forth below under “Executive Compensation — Summary Compensation Table”) and all other elected officers. In doing so, with respect to named executive officers other than the Chief Executive Officer, our Compensation Committee generally receives a recommendation from our Chief Executive Officer and other officers as appropriate. Our Chief Executive Officer also generally recommends the number of options or other equity awards to be granted to executive officers, within a range associated with the individual executive’s salary level, and presents this to our Compensation Committee for its review and approval.

Our Compensation Committee uses available data to review and compare our compensation levels to market compensation levels, taking into consideration the other companies’ size, the industry, and the individual executive’s level of responsibility, as well as anecdotal data regarding the compensation practices of other employers. We do not annually benchmark our executive compensation against a defined peer group, since we believe that defining such a group is difficult and would not materially affect our decisions. Our Compensation Committee does not generally hire an outside consulting firm to assist with compensation, as we believe that the value of doing so is exceeded by the costs. No compensation consultant was engaged to provide advice or recommendations on our executive or director compensation for 2010.

Our Compensation Committee also reviews the compensation of directors and recommends to our Board the amounts and types of cash to be paid and equity awards to be made to our directors.

Our Compensation Committee met four times during 2010. The current members of our Compensation Committee are Messrs. Davis (Chairman), Horowitz and Kaplan. Our Board has determined that all members of our Compensation Committee are “independent” as defined under the rules of the SEC and the listing standards of NASDAQ. Our Compensation Committee will only delegate its authority to the extent consistent with our certificate of incorporation and bylaws and applicable laws, regulations and listing standards.

Our Compensation Committee created the Stock Option Committee (our “Stock Option Committee”) consisting of two members — our Compensation Committee Chairman and the Chief Executive Officer. The purpose of our Stock Option Committee is to facilitate the timely granting of stock options in connection with hiring, promotions and other special situations, and therefore our Stock Option Committee meets only periodically as certain events occur. Our Stock Option Committee is empowered to grant options to non-executive employees up to a preset annual aggregate limit (120,000 shares for 2010). The Stock Option Committee met one time during 2010. Our Compensation Committee supervises these grants and retains exclusive authority for all executive officer grants and the annual employee grants. The current members of our Stock Option Committee are Messrs. Davis (Chairman) and Quiram.

Governance and Nominating Committee

Our Nominating Committee is responsible for overseeing and, as appropriate, making recommendations to our Board regarding, membership and constitution of our Board and its role in overseeing our affairs. Our Nominating

Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies. Our Nominating Committee is also responsible for the corporate governance practices and policies of our Board and its committees. The current members of our Nominating Committee are Messrs. Lockton (Chairman), Kaplan, and Vellequette. Our Nominating Committee met four times in 2010. Our Board has determined that all members of our Nominating Committee are “independent” as defined under the rules of the SEC and the listing standards of NASDAQ.

Our Nominating Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on our Board, the current makeup of our Board, the results of the evaluations, and the wishes of our Board members to be re-nominated, our Nominating Committee recommends to our Board whether those individuals should be re-nominated.

Our Nominating Committee periodically reviews with our Board whether it believes our Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If our Board determines that a new member would be beneficial, our Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source (including candidates recommended by security holders), are reviewed under the same process. Our Nominating Committee (or its chair) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating Committee members, other members of our Board and senior members of management. Upon completion of these interviews and other due diligence, our Nominating Committee may recommend to our Board the election or nomination of a candidate.

Candidates for independent Board members have typically been found through recommendations from directors or others associated with us. Our stockholders may also recommend candidates by sending the candidate’s name and resume to our Nominating Committee under the provisions set forth above for communication with our Board. No such suggestions from our stockholders were received in time for our Annual Meeting.

Our Nominating Committee has no predefined minimum criteria for selecting Board nominees, although it believes that (i) all directors should share qualities such as: an ability to make meaningful contributions to our board; independence; strong communication and analytical skills; and a reputation for honesty and ethical conduct; and (ii) independent directors should share qualities such as: experience at the corporate, rather than divisional level, in multi-national organizations as large as or larger than us; and relevant, non-competitive experience. Our Nominating Committee does not have a formal policy with respect to diversity. However, our Nominating Committee and our Board believe that it is important that we have Board members whose diversity of skills, experience and background are complementary to those of our other Board members. In considering candidates for our Board, our Nominating Committee considers the entirety of each candidate’s credentials. In any given search, our Nominating Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of our Board and our perceived needs. However, during any search, our Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates.

NON-EMPLOYEE DIRECTOR COMPENSATION

Summary of Compensation

Our directors who are also our employees do not receive additional compensation for their service on our Board. Our Board maintains a written compensation policy for our non-employee directors. Each director other than our Chairman of the Board receives an annual cash retainer of $20,000, and our Chairman of the Board receives an annual cash retainer of $40,000. The annual cash retainer is paid bi-annually and requires that the director attend at least 75% of our Board meetings. Each director receives a $5,000 annual retainer for service as a member of our four standing committees. In addition, on the date of each annual meeting of stockholders, each director other than our Chairman of the Board receives an equity grant of 10,000 shares of our common stock, and our Chairman of the Board receives a grant of 15,000 shares. In addition to the foregoing equity grants, new directors receive an initial grant of 25,000 shares of our common stock on the date that they join our Board. Initial equity grants vest in three equal installments, on each anniversary of the grant date, and annual grants vest in two equal installments, on each anniversary of the grant date. Our Board provides an additional $15,000 annual retainer (which is paid bi-annually) as compensation for service as chairman of our Audit Committee and an additional $10,000 annual retainer for service as chairman of each of our Corporate Development Committee (beginning in 2011), Compensation Committee and Nominating Committee.

Non-employee directors do not receive compensation from us other than as a director or as committee member. There are no family relationships among our directors and executive officers.

Non-employee Director Compensation Table

The following table summarizes the compensation paid to our non-employee directors for 2010:

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)	($)(1)	($)

John D. Lockton	46,917	39,300	86,217
Lynn J. Davis	35,000	26,200	61,200
Dennis J. Horowitz	40,000	26,200	66,400
Martin A. Kaplan	38,083	68,200	106,283
David W. Vellequette	30,000	26,200	56,200

(1)	The amounts in this column represent the aggregate grant date fair value of the shares of restricted common stock calculated in accordance with Accounting Standards Codification (“ASC”) 718, under the assumptions included in Note 5 to our audited financial statements for the year ended December 31, 2010 included in our Annual Report on Form 10-K filed on March 21, 2011. As of December 31, 2010: (i) Mr. Lockton had 32,000 options to purchase common stock and 22,500 unvested shares of restricted common stock; (ii) Mr. Davis had 21,400 options to purchase common stock and 15,000 unvested shares of restricted common stock; (iii) Mr. Horowitz had 30,500 options to purchase common stock and 15,000 unvested shares of restricted common stock; (iv) Mr. Kaplan had 23,210 options to purchase common stock and 40,000 unvested shares of restricted common stock; and (v) Mr. Vellequette had 15,000 options to purchase common stock and 15,000 unvested shares of restricted common stock.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding those individuals currently serving as our directors (or nominated to serve as a director) and executive officers as of April 4, 2011:

Name	Age	Position

Martin A. Kaplan(2)(3)(4)	73	Chairman of the Board
Lynn J. Davis(1)(3)(5)	64	Director
Dennis J. Horowitz(1)(2)(3)	64	Director
John D. Lockton(1)(4)	73	Director
David W. Vellequette(1)(2)(4)	54	Director
Jeffrey A. Quiram(5)	50	President, Chief Executive Officer and Director
William J. Buchanan	62	Chief Financial Officer (Principal Financial and Accounting Officer)
Robert B. Hammond, Ph.D.	63	Senior Vice President, Chief Technical Officer
Robert L. Johnson	60	Senior Vice President, Operations
Terry A. White	59	Vice President, Worldwide Sales
Adam L. Shelton	44	Vice President, Product Management and Marketing
Thomas R. Giunta	50	Vice President, Engineering

(1)	Member of our Audit Committee.

(2)	Member of our Corporate Development Committee.

(3)	Member of our Compensation Committee.

(4)	Member of our Governance and Nominating Committee.

(5)	Member of our Stock Option Committee.

Each of our directors, including each of our current nominees, was nominated based on the assessment of our Nominating Committee and our Board that he has demonstrated: an ability to make meaningful contributions to our Board; independence; strong communication and analytical skills; and a reputation for honesty and ethical conduct. Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background are complementary to those of our other directors.

Martin A. Kaplan has served on our board since 2002 and was named Chairman of the Board in October 2010. Since 2000, Mr. Kaplan has served as Chairman of the Board of JDS Uniphase, Inc., a telecommunications equipment company. In a career spanning forty years, Mr. Kaplan served as Executive Vice-President of Pacific Telesis Group, which became a subsidiary of SBC Communications in 1997, from 1986 until 2000, as President, Network Services Group of Pacific Bell, and its successor, Pacific Telesis, and in various other senior management positions. Mr. Kaplan served as a director of Redback Networks from 2004 until 2007 when it was acquired by Ericsson and of Tekelec from 2003 until 2010. Mr. Kaplan earned a B.S. in engineering from California Institute of Technology. Our Board has determined that Mr. Kaplan is qualified to serve as a director because he has extensive business leadership and technical experience in telecommunications.

Lynn J. Davis has served on our Board since 2005.  He served as President, Chief Operating Officer and director of August Technology, a manufacturer of inspection equipment for the semiconductor fabrication industry from 2005 to 2006. From 2002 to 2004, he was a partner at Tate Capital Partners Fund, LLC, a private investment firm he co-founded. Prior to Tate, Mr. Davis was an employee of ADC Telecommunications for 28 years, serving in 14 management positions, including Corporate President, Group President and Chief Operating Officer. He is also a member of the Board of Directors of Flexsteel Industries Inc., a furniture manufacturer. Mr. Davis holds a B.S. in electrical engineering from Iowa State University and an M.B.A. from the University of Minnesota. Our Board has determined that Mr. Davis is qualified to serve as a director because he has extensive knowledge in various management roles in the telecommunications industry, including manufacturing, sales and marketing. In addition, as a venture capitalist, Mr. Davis has worked with smaller companies and brings a valuable entrepreneurial approach to management and compensation issues.

Dennis J. Horowitz has served on our Board since 1990. Mr. Horowitz is currently, and has been since 2005, President of DH Partners, a consulting company that helps Chinese and American companies develop businesses in many locations, especially Mexico. In 2005, he retired as Chairman of the Board of Wolverine Tube, Inc., a manufacturer and distributor of copper and copper alloy tube, of which he had been the Chairman and CEO since 1998. From 1994 to 1997, he served as Corporate Vice President and President of the Americas of AMP Incorporated, an interconnection device company. From 1993 to 1994, Mr. Horowitz served as President and Chief Executive Officer of Philips Technologies, a Philips Electronics North America company. From 1990 to 1993, he served as President and Chief Executive Officer of Philips Components, Discrete Products Division. From 1988 to 1990, he served as President and Chief Executive Officer of Magnavox CATV, and from 1980 to 1988 was involved in the general administration of North American Philips Corporation. Mr. Horowitz was a director of Technitrol Inc from 2005 to 2006. Mr. Horowitz holds an M.B.A. and a B.A. in economics from St. John’s University. Our Board has determined that Mr. Horowitz is qualified to serve as a director because his leadership and business skills, along with his long-term involvement with us as a director, contribute an in-depth knowledge of our operations and a sense of strategic continuity to our Board.

John D. Lockton has served on our Board since 1997 and was Chairman of our Board from 2001 until October 2010. From 1998 until his retirement in 2008, Mr. Lockton served as a founder and was initial chairman of IPWireless, Inc., a wireless internet access and IP telephony service provider of 4G technology. From 1991 to 1998, he was President, Chief Executive Officer and a director of International Wireless Communications, Inc., an operator of cellular systems. From 1990 to 1991 he was Managing Partner of Corporate Technology Partners, a joint venture with Bell Canada Enterprises. In 1988, Mr. Lockton founded Cellular Data, Inc., a cellular wireless data technology company, and Star Associates, Inc., a cellular radio RSA company. He founded and was a director of Interactive Network, Inc., a wireless-based television company, and was Chairman of that company’s Board of Directors until 1994. From 1983 to 1987 Mr. Lockton was Executive Vice President of Pacific Bell (now part of AT&T). From 1980 to 1983 he was President of Warner Amex (now Warner) Cable Television, Inc. From 1968 to 1980 Mr. Lockton held various senior positions at Dun & Bradstreet, including President of Dun & Bradstreet International and President of Moody’s Investors Service. Mr. Lockton is a graduate of Yale University (Phi Beta Kappa), Harvard Law School, and holds an Executive M.B.A. from Columbia University. Our Board has determined that Mr. Lockton is qualified to serve as a director because he has extensive knowledge in telecommunications, both as a director and in management positions with various operational responsibilities.

David W. Vellequette has served on our Board since 2007. Mr. Vellequette currently serves as Chief Financial Officer of JDS Uniphase, Inc., a telecommunications equipment company, a position he has held since 2005. He joined JDS Uniphase as Vice President and Operations Controller in 2004. From 2002 to 2004, he served as Vice President of Worldwide Sales and Service Operations at Openwave Systems, Inc., an independent provider of software solutions for the mobile communications and media industries. From 1992 and 2002, Mr. Vellequette held positions of increasing responsibility at Cisco Systems, first as Corporate Controller of StrataCom Corporation (acquired by Cisco in 1996) and from 2000 as Vice President of Finance. From 1984 to 1992, Mr. Vellequette was Corporate Controller of Altera Corporation, a supplier of programmable silicon solutions to the electronics industry. Mr. Vellequette began his finance career as an auditor with Ernst & Young. He holds a B.S. in Accounting from the University of California, Berkeley, and is a CPA. Our Board has determined that Mr. Vellequette is qualified to serve as a director because he has extensive knowledge about public and financial accounting matters.

Jeffrey A. Quiram has served on our Board, and has been our President and Chief Executive Officer, since 2005. From 1991 to 2004, Mr. Quiram served ADC Telecommunications in a variety of management roles, including Vice President of its wireless business unit. Mr. Quiram has a B.S. in Quantitative Methods and Computer Science from College of St. Thomas, and an M.B.A. from University of Minnesota. Our Board has determined that Mr. Quiram is qualified to serve as a director because he has extensive knowledge about product development, business planning, and complex manufacturing. In addition, he has extensive knowledge about our corporate operations and market activities from serving as our Chief Executive Officer.

William J. Buchanan has been our Chief Financial Officer since May 2010. Mr. Buchanan joined us in 1998 and served as our Controller from 2000 to May 2010. For 16 years prior to joining us, he was a self-employed private investor and investment advisor. For the nine years prior to that, he served in various executive and accounting positions with Applied Magnetics Corp and Raytheon Co. Mr. Buchanan holds a B.A. in Economics from California State University, Fresno.

Robert B. Hammond, Ph.D., has served as our Senior Vice President and Chief Technical Officer since 1992. Dr. Hammond served as our Secretary from October 1999 to 2002. From May 1991 to December 1991, and July 1992 to December 1992, he served as our Acting Chief Operating Officer. He served as our Vice President of Technology, and Chief Technical Officer, from August 1990 to December 1992. From December 1987 to August 1990, he served as our Program Manager. Dr. Hammond also serves on our Technical Advisory Board. For over eleven years prior to joining us, he was at Los Alamos National Laboratory, a group that performs research, development, and pilot production of solid-state electronics and optics, most recently as Deputy Group Leader of Electronics Research and Development. Dr. Hammond received his Ph.D. and M.S. in applied physics and his B.S. in physics from the California Institute of Technology.

Robert L. Johnson has been our Senior Vice President, Operations since 2004. Mr. Johnson joined us in 2000 as Vice President of Wireless Manufacturing. From 1996 to 2000, Mr. Johnson was the Director and General Manager of Schlumberger ATE. From 1990 to 1996, he served as Vice President and General Manager of Harman International Industries. Mr. Johnson studied industrial engineering at Arizona State University.

Terry A. White has been our Vice President Worldwide Sales since 2005. From 2003 to 2005, Mr. White was Vice President of Worldwide Sales for Mahi Networks, a telecom company. From 2002 to 2003, Mr. White was Vice President of Global Sales at Turnstone Systems. Prior to that position and from 1992 to 2001, he held various positions at ADC Telecommunications, most recently as Senior Vice President of BIA Sales. Mr. White has been employed in sales management for more than 20 years. Mr. White holds a B.A. from Kennesaw College.

Adam L. Shelton has been our Vice President, Product Management and Marketing since 2006. From 2005 to 2006, Mr. Shelton was the Senior Director of Marketing for Motorola. From 2003 to 2005, he was the Senior Director of Marketing for Advanced Fibre Communications (AFC), now Tellabs. Mr. Shelton also held various management and executive management positions with Mahi Networks, ATU Communications and Bell Canada. Mr. Shelton graduated with dean’s honors as a Civil Engineering Technologist from Seneca College in Toronto, Canada.

Thomas R. Giunta has served as our Vice President Engineering since March 2008. From 2004 to 2008 Mr. Giunta held senior management positions in Motorola’s IP Video Solutions and Motorola Wireline Networks organizations. From 2002 to 2004, he served as vice president, switching development engineering at Ciena Corporation. In addition, he previously served in senior leadership and senior engineering/product development and management roles at Mahi Networks, Advanced Fibre Communications, Fujitsu Network Communications and Alcatel. Mr. Giunta holds an M.B.A. from the W.P. Carey School of Business at Arizona State University and B.S. in Computer Science from Florida International University.

VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 4, 2011 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers named in the table under “Executive Compensation — Summary Compensation Table,” and (iv) all of our directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, (i) the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable, and (ii) the address of each person is c/o Superconductor Technologies Inc., 460 Ward Drive, Santa Barbara, California 93111.

	Number of
Name	Shares(3)		Percentage Ownership

Xiaoxiong Zhang	3,269,345	(1)	9.9%
3/F, Block B, Tongfang Information Harbor, 11 Langshan, Nanshan Dist., Shenzhen, China 518057
Kopp Investment Advisors, LLC	5,794,372	(2)	17.5%
7701 France Avenue South, #500 Edina, MN 55435
Jeffrey A. Quiram	554,237		1.7%
William J. Buchanan	175,635		*
Robert L. Johnson	201,710		*
Robert B. Hammond	247,187		*
Adam L. Shelton	239,364		*
Thomas R. Giunta	179,249		*
Terry A. White	244,942		*
John D. Lockton	62,000		*
Dennis J. Horowitz	50,900		*
Lynn J. Davis	41,400		*
Martin A. Kaplan	71,130		*
David W. Vellequette	35,000		*
All executive officers and directors as a group (12 persons)	2,102,754		6.4%

*	Less than 1%.

(1)	The number of shares includes 2,627,361 shares of common stock held by China Poly Group Ltd. (“China Poly Group”), Hunchun Baoli Communications Co., Ltd. (“Hunchun Baoli”), Baoli Investment Group Ltd. (“Baoli Investment”), and Mr. Xiaoxiong Zhang (“Mr. Zhang”) and certain of their affiliates (collectively, “BAOLI”), and (and subject to the assumptions noted below), 641,984 shares of common stock issuable upon conversion of our Series A Preferred Stock (“Preferred Stock”) within 60 days. Of such shares, 600,000 shares held by Baoli Investment and 353,065 shares held by affiliates continue to be subject to an Irrevocable Proxy and Voting Agreement pursuant to which the shares must be voted in proportion to the other shares voting on an issue. BAOLI owns 611,523 shares of our Series A Preferred Stock. Subject to the terms and conditions of the Series A Preferred Stock and to customary adjustments to the conversion rate, each share of our Series A Preferred Stock is convertible into ten shares of our common stock so long as the number of shares of our common stock “beneficially owned” (as defined in Rule 13d-3(d)(i) under the Exchange Act) by the holder and related parties following such conversion does not exceed 9.9% of our outstanding common stock. Assuming that a conversion by BAOLI would have neither the purpose nor effect of changing or influencing control over us, then not more than 64,198 shares of BAOLI’s Series A Preferred Stock is currently convertible (representing 641,984 shares of our common stock). Under Rule 13d-3(d)(i) if the conversion by BAOLI would have such a purpose or effect, then none of BAOLI’s Series A Preferred Stock is currently convertible. Each of China Poly Group, Hunchun Baoli and Baoli Investment is a company organized under the laws of the People’s Republic of China. Mr. Zhang is the majority and controlling shareholder of BAOLI. We are aware that BAOLI filed a joint Schedule 13G/A with the SEC on September 3, 2010, stating that, as of December 31, 2009, it is the beneficial owner of a total of 2,636,895 shares. In accordance with Item 403 of the SEC Regulation SK, we have not used the total stated in such 13G/A because it appears to differ in various respects from our records.

(2)	Based solely on information reported in a Schedule 13D/A filed with the SEC on October 8, 2010 and Form 4 filed with the SEC on February 14, 2011 by Kopp Investment Advisors, LLC (“KIA”), Kopp Holding Company, LLC (“KHCLLC”), and LeRoy C. Kopp (“Mr. Kopp”), KIA is the beneficial owner of and has sole voting authority with respect to 4,534,400 of such shares and shared dispositive power with respect to 1,259,972 of such shares.

(3)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of April 4, 2011 as follows: Mr. Quiram, 217,745 shares; Mr. Buchanan 44,273 shares; Mr. Johnson 44,760 shares; Mr. Hammond 45,003 shares; Mr. Shelton, 106,283 shares; Mr. Giunta, 56,029 shares; Mr. White, 140,009 shares; Mr. Lockton, 32,000 shares; Mr. Horowitz, 30,500 shares; Mr. Davis, 21,400 shares; Mr. Kaplan, 23,000 shares; Mr. Vellequette, 15,000 shares; and all executive officers and directors as a group, 776,002 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and significant stockholders (defined by statute as stockholders beneficially owning more than 10% of our common stock) to file with the SEC initial reports of beneficial ownership, and reports of changes in beneficial ownership, of our common stock. Directors, executive officers and significant stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of Forms 3, 4 and 5 (and amendments thereto) filed with the SEC and submitted to us, and on written representations by certain directors and executive officers received by us, we believe that all of our executive officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a) during 2010. However, on September 3, 2010, Mr. Zhang Xiaoxiong filed a late Form 5 for fiscal 2009 to report gifts made on November 23, 2009.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for 2010, 2009 and 2008 the base salary and other compensation of our (i) President and Chief Executive Officer and (ii) our other two most highly compensated officers for 2010 (our “named executive officers”):

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(1)	($)	($)(2)	($)

Jeffrey A. Quiram	2010	321,179	86,536	66,288	—	102,925	576,928
President, Chief	2009	315,000	157,629	—	—	109,045	581,674
Executive Officer, Director	2008	315,000	—	329,367	—	108,923	753,290
Robert B. Hammond	2010	251,162	50,755	38,879	—	1,980	342,776
Senior Vice President,	2009	246,330	82,322	—	—	6,056	334,708
Chief Technical Officer	2008	246,330	—	140,367	—	6,323	393,020
Adam L. Shelton	2010	244,708	49,450	37,879	—	42,340	374,377
Vice President Product	2009	240,000	80,549	—	—	44,804	365,353
Management and Marketing	2008	240,000	—	170,849	—	50,605	461,453

(1)	The Option Awards and Stock Awards amounts represent the aggregate grant date fair value of the options to purchase common stock or shares of restricted common stock (as applicable) calculated in accordance with ASC 718, under the assumptions included in Note 5 to our audited financial statements for the year ended December 31, 2010 included in our Annual Report on Form 10-K filed on March 21, 2011.

(2)	The All Other Compensation amounts shown reflect the value attributable to term life insurance premiums and company 401(k) matching for each named executive officer as well as other perquisites described below. Each named executive officer is responsible for paying income tax on such amounts. The aggregate dollar amount of perquisites or other personal benefits for Mr. Hammond is less than $10,000. Pursuant to the terms of their employment agreements, Mr. Quiram received $102,235, $104,578 and $104,456 in 2010, 2009 and 2008, respectively, for travel expenses from his home in Minnesota, the lease of an apartment near our Santa Barbara headquarters, the lease of an automobile, and special indemnity payments to cover the taxes resulting from the payment or reimbursement of such travel and housing expenses; and Mr. Shelton received $42,040, $40,492 and $46,253 in 2010, 2009 and 2008, respectively, for travel expenses for travel from his home in California to our headquarters.

Narrative Disclosure To Summary Compensation Table

Employment Agreement

We entered into an employment agreement with Mr. Quiram in 2005, which was amended in 2007. The employment agreement provides for the following:

•	Appointment as our President, Chief Executive Officer and a member of our Board;

•	A base salary, which was $315,000 per year for 2008-2009 and increased to $324,400 during 2010;

•	A bonus of up to 100% of his base salary based upon achievement of annual performance goals to be developed by our Compensation Committee and Mr. Quiram;

•	Accelerated vesting of all his equity grants in the event of an Involuntary Termination or Change of Control (both as defined in his employment agreement);

•	A severance payment equal to one year’s salary and continued benefits for one year in the event of Involuntary Termination;

•	In the event of a Change of Control, whether or not he is terminated, Mr. Quiram is entitled to (i) payment of two times his annual base salary, (ii) 24 months of benefits coverage, and (iii) accelerated vesting of all of his outstanding equity grants;

•	Payment or reimbursement of travel expenses from his present home in Minnesota and the lease of an apartment for Mr. Quiram near our Santa Barbara headquarters; and a special indemnity payment for any taxes resulting from the payment or reimbursement of such expenses; and

•	Lease of an automobile.

Change of Control Agreements.

We also have “change of control” agreements with Messrs. Hammond and Shelton. These change of control agreements generally provide that, if the employee’s employment is terminated within twenty-four months of a “Change of Control” (as defined in the change of control agreements) either (i) by us for any reason other than death, “Cause” or “Disability” (as both terms are defined in the change of control agreements) or (ii) by the employee for “Good Reason” (as defined in the change of control agreements), then the terminated employee will be entitled to severance benefits salary continuation payments and continuation of health/life insurance benefits for 18 months and accelerated vesting for all outstanding unvested stock options and other equity securities held by the employee. Any payments or distributions made to or for the benefit of the named employees under these change of control agreements will be reduced, if necessary, to an amount that would result in no excise taxes being imposed under Internal Revenue Code Section 4999.

Non-Equity Incentive Compensation

We maintain a bonus plan for executive officers and selected other members of senior management. Under the plan, our Compensation Committee establishes financial and other pertinent objectives for the period and assigns each executive officer an annual target bonus amount based on a percentage of his or her base salary, which ranges from 20% to 100%. Our Compensation Committee also retains the authority to award discretionary bonuses for performance in other aspects of the business not covered by the established goals. At the beginning of 2010, our Compensation Committee decided, based on then-current economic conditions, to not establish financial performance targets under this plan for 2010 and to not award cash bonuses based on financial objectives in 2010. Our Compensation Committee did reserve its right to award discretionary bonuses if appropriate; however no bonuses were awarded for 2010.

Equity Grants

For 2010, we made the following grants of restricted stock awards and options to our named executive officers:

			Option
			Awards:	Exercise	Grant Date
			Number of	Price	Fair Value of
		Stock Awards:	Shares	of Option	Stock &
		Number of	Underlying	Awards	Option
Name	Grant Date	Shares (#)(1)	Options (#)(2)	($/Share)	Awards ($)(3)

Jeffrey A Quiram	05/06/2010	33,029	—	0.00	86,536
	05/06/2010	—	33,029	2.62	66,288
Robert B Hammond	05/06/2010	19,372	—	0.00	50,755
	05/06/2010	—	19,372	2.62	38,879
Adam L Shelton	05/06/2010	18,874	—	0.00	49,450
	05/06/2010	—	18,874	2.62	37,879

(1)	These restricted stock awards were granted to the named executive officers on May 6, 2010.

(2)	These stock options were granted as part of our regular performance review process and vest based on the executive continuing to provide services to us through the applicable vesting dates.

(3)	The value of a stock award or stock option award is based on the fair market value as of the grant date of such award determined pursuant to ASC 718. Stock awards consist of restricted stock awards. The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding options and unvested shares of restricted stock on December 31, 2010:

	Option Awards					Stock Awards
	Number of							Market
	Securities	Number of				Number of		Value of
	Underlying	Securities				Shares or		Shares or
	Unexercised	Underlying				Units of		Units of
	Options (#)	Unexercised		Option	Option	Stock That		Stock That
	Exercisable	Options (#)		Exercise	Expiration	Have Not		Have Not
Name	(1)	Unexercisable		Price ($)	Date	Vested		Vested ($)(6)

Jeffrey A Quiram	120,000	—		6.90	5/25/2015	—		—
	50,000	—		5.12	2/20/2018	—		—
	34,715	2020	(2)	5.12	2/20/2018	—		—
	—	33,029	(3)	2.62	5/06/2020
	—	—		—	—	78,815	(4)	119,799
	—	—		—	—	16,515	(5)	25,103
	—	—		—	—	16,514	(3)	25,101
Robert B Hammond	17,000	—		5.12	2/20/2018	—		—
	20,360	1,185	(2)	5.12	2/20/2018	—		—
	—	19,372	(3)	2.62	5/06/2020
	—	—		—	—	41,161	(4)	62,565
	—	—		—	—	9,686	(5)	14,723
	—	—		—	—	9,686	(3)	14,723
Adam L Shelton	55,000	—		4.03	4/24/2016	—		—
	24,000	—		5.12	2/20/2018	—		—
	19,837	1,154	(2)	5.12	2/20/2018	—		—
	—	18,874	(3)	2.62	5/06/2020
	—	—		—	—	40,275	(4)	61,218
	—	—		—	—	9,437	(5)	14,344
	—	—		—	—	9,437	(3)	14,344

(1)	These options are fully vested.

(2)	These options fully vested on February 20, 2011.

(3)	These shares will vest in three annual installments beginning May 6, 2011.

(4)	These shares vested January 20, 2011.

(5)	50% of these shares vest on each of May 6, 2012 and May 6, 2013.

(6)	The market value is calculated using the closing share price of our common stock of $1.52 on December 31, 2010.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Marcum LLP an independent registered public accounting firm, to audit our financial statements for 2011. Our Audit Committee is submitting its selection to our stockholders for ratification. Marcum LLP has served as our auditor since October 2010 and has no financial interest of any kind in us except the professional relationship between auditor and client. A representative of Marcum LLP, as well as a representative of Stonefield Josephson, Inc., which served as our independent registered public accounting firm for part of 2010, are expected to attend our Annual Meeting, will be afforded an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions by stockholders.

On October 1, 2010, our then independent registered public accounting firm, Stonefield Josephson, Inc. (“Stonefield”) combined its practice with Marcum LLP. Accordingly, effective October 1, 2010, Stonefield effectively resigned as our independent registered public accounting firm and Marcum LLP became our independent registered public accounting firm. This change in our independent registered public accounting firm was approved by our Audit Committee on October 4, 2010.

The principal accountant’s reports of Stonefield on our financial statements as of and for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2009 and 2008 and through October 1, 2010, the effective date of the combination of the practices of Stonefield and Marcum LLP, there were no disagreements with Stonefield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Stonefield’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the years ended December 31, 2009 and 2008 and through October 1, 2010, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2009 and 2008 and through the effective date of the combination of the practices of Stonefield and Marcum LLP, we did not consult with Marcum LLP with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The information on the change of independent registered public accounting firm described above was reported on a Form 8-K/A filed with the SEC on October 27, 2010. We provided Stonefield with a copy of the disclosures contained in such Form 8-K/A and requested Stonefield to furnish us with a letter addressed to the SEC stating whether it agreed with the statements made therein. A copy of such letter, dated October 27, 2010, furnished by Stonefield, was filed as Exhibit 16.1 to such Form 8-K/A.

Required Vote

Proposal Two requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will have the effect of voting against the proposal, but broker non-votes will not have any effect on the outcome of this proposal. In the event the stockholders do not approve this proposal, our Audit Committee will reconsider the appointment of Marcum LLP as our independent registered public accounting firm.

Board Recommendation

Our Board Recommends a Vote “For” the Ratification of the Appointment of our Independent Registered Public Accounting Firm.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

Our Audit Committee reviews our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our Audit Committee has reviewed and discussed the audited financial statements with management. In addition, our Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Our Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the audit committee concerning independence, and has discussed with them their independence, including whether their provision of other non-audit services to us is compatible with maintaining their independence.

Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for the audit. Our Audit Committee meets with them, with and without management present to discuss the results of their examinations, the evaluation of our internal controls and the overall quality of our reporting.

Based upon the review and discussions referred to in the foregoing paragraphs, our Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Dennis J. Horowitz (Chairman)
David W. Vellequette
John D. Lockton
Lynn J. Davis

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee regularly reviews and determines whether specific non-audit projects or expenditures with our independent registered public accounting firm, Marcum LLP, potentially affects its independence. Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Marcum LLP. Pre-approval is generally provided by our Audit Committee for up to one year, as detailed as to the particular service or category of services to be rendered, and is generally subject to a specific budget. Our Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis.

The following table sets forth the aggregate fees billed to us by Stonefield Josephson, Inc. and Marcum LLP for 2010 and 2009, all of which were pre-approved by our Audit Committee:

	Year Ended December 31,
	2010	2009

Audit fees(1)	$267,317	$219,613
All other fees(2)	$41,398	$21,319

Total	$308,715	$240,932

(1)	Includes fees for professional services rendered for the audit of our annual financial statements and review of our annual report on Form 10-K and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of 2010 and 2009.

(2)	These fees related to services rendered for our S-1 and S-3 registration statements.

TRANSACTIONS WITH RELATED PERSONS

We and Hunchun BaoLi Communication Co. Ltd. (“BAOLI”), who beneficially owns more than 5%, which is the required disclosure threshold, of our stock, have established a joint venture to manufacture and market our SuperLink® interference elimination solution for the China market. Our agreements provide that BAOLI will provide the manufacturing expertise and financing in exchange for 55% of the equity and we will provide an exclusive license in the China market of the enabling technology in exchange for 45% of the equity and a royalty on sales.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the year ended December 31, 2010 is being mailed to our stockholders along with this Proxy Statement.

OTHER MATTERS

We know of no other matters to be submitted at our Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board may recommend.

By Order of the Board of Directors,

Jeffrey A. Quiram
President and Chief Executive Officer

Santa Barbara, California
April 7, 2011

DETACH HERE
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SUPERCONDUCTOR TECHNOLOGIES INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 11, 2011
     The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2011, and hereby appoints each of Jeffrey A. Quiram and William J. Buchanan, or any of them, as proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Superconductor Technologies Inc. to be held on Wednesday, May 11, 2011 at 11:00 a.m., local time, at the offices of Superconductor Technologies Inc., located at 460 Ward Drive, Santa Barbara, California 93111 and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[BACK OF PROXY]
DETACH HERE
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
☒    Please mark votes as in this example
1.   TO ELECT TWO CLASS 1 DIRECTORS.
Nominees: Jeffrey A. Quiram and Martin A. Kaplan

☐ FOR ALL NOMINEES	☐ WITHHOLD ALL NOMINEES	☐ FOR ALL NOMINEES EXCEPT

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “For All Nominees Except” box and write that nominee’s name in the space provided above.)
2.    PROPOSAL TO RATIFY THE SELECTION OF MARCUM LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF SUPERCONDUCTOR TECHNOLOGIES INC. FOR 2011.

FOR	AGAINST	ABSTAIN
☐	☐	☐

As to any other matters that may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both must sign and date.)

Signature:	Date:

Signature:	Date:

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF SUPERCONDUCTOR TECHNOLOGIES INC. FOR 2011. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OF WHICH THE BOARD OF DIRECTORS DID NOT HAVE NOTICE PRIOR TO FEBRUARY 16, 2011.